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                                                                    EXHIBIT 21.1

                    Subsidiaries of Voyager Petroleum, Inc.

                List of Subsidiaries of Voyager Petroleum, Inc.

                         Silicon Film Technologies, Inc.
                         a Nevada corporation
                         16 E. Hinsdale Avenue
                         Hinsdale, IL 60521
                         Tel.: (630) 325-7130
                         Fax: (630) 325-7130

                         Sovereign Oil, Inc.
                         a Nevada corporation
                         16 E. Hinsdale Avenue
                         Hinsdale, IL 60521
                         Tel.: (630) 325-7130
                         Fax: (630) 325-7130